                                  Exhibit 10.27


                              SEPARATION AGREEMENT
                              --------------------

          THIS SEPARATION AGREEMENT (the "Agreement") is made and entered into as of the 22nd day of September, 2000, by and between LAWRENCE M. JOHNSON ("Executive") and PACIFIC CENTURY FINANCIAL CORPORATION, a Delaware corporation (the "Company").

                              STATEMENT OF PURPOSE

          Executive is employed as an executive officer of the Company and Executive's employment with the Company and membership on the Company's Board of Directors will terminate on such date as the Company shall employ a successor to Executive (the "Date of Termination"). The Company and Executive wish to set out in this Agreement the termination payments and other benefits that will be provided to Executive to settle in full all matters relating to Executive's employment and termination with the Company.

          NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

          1. Termination of Employment; Termination Payments.
             ------------------------------------------------

               (a) The Company and Executive acknowledge that Executive shall serve as the Chief Executive Officer of the Company and shall remain on the Company's payroll and receive base salary at the current annual rate through the Date of Termination. In addition, until the Date of Termination Executive shall continue to participate in all stock option, performance grants, board compensation programs, bonus, pension, savings, retirement, profit-sharing, subscription, or other incentive or deferred compensation plans of the Company, as well as any welfare and benefit plans, practices, policies and programs of the Company in accordance with their respective terms in which Executive participates as of the date hereof.

               (b) Upon the Date of Termination, Executive shall receive a lump-sum payment of $2,940,000.

          2. Incentive Plan Continuation. Executive will continue participation
             ---------------------------
in the Company's 2000 1-year Incentive Plan and in the Company's 1998, 1999, and 2000, 3-year Incentive Plans per plan specifications.

          3. Defined Benefit Plans. Executive currently participates in the
             ---------------------
Employees' Retirement Plan of Bank of Hawaii (the "Retirement Plan") and the Excess Benefit Plan. In the year immediately following the Date of Termination, Executive shall be entitled to receive a pension benefit under the Retirement Plan and the Excess Benefit Plan. For purposes of each of these plans, Executive shall receive age and service credit through age 62 whether through such plans or otherwise.

          4. Money Purchase and Profit Sharing Plans. Executive shall be
             ---------------------------------------
eligible to receive the Profit Sharing Plan, Excess Profit Sharing Plan, Money Purchase Plan, and Excess Money Purchase Plan contributions for the year in which the Date of Termination occurs.

          5. Continuation of Medical and Dental Benefits; Retiree Medical. The
             -------------------------------------------
Company shall continue to provide Executive and his current spouse with medical and dental benefits on the basis such benefits are currently provided until Executive attains age 62. After Executive attains age

62, Executive and his current spouse shall be provided with retiree medical benefits in accordance with the terms and provisions of the Company's retiree medical plan.

          6. Stock Awards. Executive has been awarded options to purchase the
             ------------
Company's common stock under the Company's Stock Option Plan of 1994 (the "1994 Plan") and the Company's Stock Option Plan of 1988 (the "1988 Plan"). Non-qualified stock options (NSO's) granted under the 1994 Plan and exercisable on the Date of Termination shall remain exercisable for a period of five years following the Date of Termination, but not longer than the exercise period, in accordance with the terms of the 1994 Plan. NSO's granted under the 1988 Plan and exercisable on the Date of Termination shall remain exercisable for a period of one year following the Date of Termination, but not longer than the exercise period, in accordance with the terms of the 1988 Plan. Executive's incentive stock options (ISO's) granted under the 1994 and 1988 Plan will be disqualified and be treated as NSO's as provided above.

          7. Life Insurance and Supplemental Life Insurance.
             -----------------------------------------------

               (a) Beginning in the year following the Date of Termination, the Company shall provide Executive with Basic Life Insurance in the amount of $50,000. Each succeeding year, the amount of coverage shall be reduced by 15%. After the fourth year of coverage, the coverage shall remain constant at $20,000, subject to no further reductions.

               (b) Following the Date of Termination, Executive shall also have the right to continue his Supplemental Life Insurance in the amount of $100,000. Each succeeding year, the amount of coverage shall be reduced by 15%. After the fourth year of coverage, the Supplemental Life Insurance will terminate.

          8.  Additional Benefits. In addition to the foregoing, the Company
              -------------------
agrees that, until Executive attains age 70, the Company will provide and maintain Executive with a furnished office in downtown Honolulu, parking space, and part-time (20 hours per week) executive secretary and will continue to provide the security system including security gate installed at Executive's current residence, but not any replacement residence. The Company will provide the services of a security officer (currently David Oyama) to respond to alarms at Executive's residence and to provide miscellaneous services such as drop off and pick up at airport. Security officer services are not to exceed 10 hours per month.

          9.  Tax Withholding and Reporting. The Company shall be entitled to
              -----------------------------
withhold from the benefits and payments described herein any and all taxes required to be withheld by applicable law.

          10. Release of the Company. Executive, on behalf of himself and his
              ----------------------
heirs, personal representatives, successors and assigns, hereby releases and forever discharges the Company, its affiliates, and each and every one of their respective present and former directors, officers, employees, agents, successors and assigns from and against any and all claims, demands, damages, actions, causes of action, costs and expenses, which Executive now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Agreement, including without limitation all

"Employment-Related Claims" and all rights and claims Executive has or might have under the Worker Adjustment and Retraining Notification Act, the Age Discrimination in Employment Act of 1967, as amended ("ADEA"), Title VII of the Civil Rights amended, and the Americans with Disabilities Act of 1990, as amended. For purposes of this Agreement, "Employment-Related Claims" means all rights and claims Executive has or may have related to his employment by or status as an employee, officer or director of the Company or any of its affiliates or the termination of that employment or status or to any employment practices and policies of the Company or its affiliates.

          Executive acknowledges and agrees that he has read this release in its entirety and that this release is a general release of all known and unknown claims, including rights and claims arising under ADEA. Executive further acknowledges and agrees that:

          (a) This release does not release, waive or discharge any rights or claims that may arise for actions or omissions after the date of this Agreement;

          (b) Executive is entering into this Agreement and releasing, waiving and discharging rights or claims only in exchange for consideration which he is not already entitled to receive;

          (c) Executive has been advised, and is being advised by this release, to consult with an attorney before executing this Agreement;

          (d) Executive has been advised, and is being advised by this release, that he has up to twenty-one (21) days within which to consider this release; and

          (e) Executive is aware that this release will not become effective or enforceable until seven (7) days following his execution of this Agreement and that he may revoke this release at any time during such period by delivering (or causing to be delivered) to the Company at the address provided in Paragraph 11 hereof written notice of his revocation of this release no later than 5:00 p.m. eastern time on the seventh (7th) full date following his execution of this Agreement.

          11. Release of Executive. In consideration of Executive's entering
              --------------------
into this Agreement, the Company, for itself, its affiliates and their respective predecessors, successors and assigns hereby releases and forever discharges Executive from and against any and all claims, demands, damages, actions, causes of action, costs and expenses, of whatever kind or nature, in law, equity or otherwise, which the Company or any of said entities now has, may ever have had or may have hereafter upon or by reason of any matter, cause or thing occurring, done or omitted to be done prior to the date of this Agreement, including without limitation all rights and claims the Company or any of said entities or any third parties have or might have as a result of Executive's status as an officer, director or employee of the Company or any of said entities or the termination of that status; provided, however that this release
                                            --------  -------
shall not apply to any claims the Company may have which arise out of or relate to (a) the conviction of Executive for the commission of a felony involving dishonesty with respect to the Company, its affiliates or their respective predecessors or (b) gross and willful misconduct by Executive that is demonstrably and materially injurious to the Company, its affiliates or their respective predecessors, whether monetarily or otherwise. For purposes of this Paragraph 11, no act or failure to act on Executive's part shall be considered "willful" unless done or failed to be done by Executive in bad faith and without reasonable belief that Executive's action or omission was in the best interest of the Company. As of the date of this Agreement, the Company has no knowledge of any potential claims against Executive arising out of any of the events described in (a) or (b) above.

          12. Confidentiality. Executive hereby covenants and agrees to keep in
              ---------------
full confidence all information concerning this Agreement except (i) to the extent disclosure is or may be required by applicable law or (ii) to the extent disclosure to Executive's legal counsel and personal financial advisors is reasonably necessary in connection with Executive's consideration of the terms of this Agreement or Executive's personal financial dealings. Executive acknowledges and agrees that the Company shall be entitled to enforce specifically the covenant in this Paragraph 12 by seeking an injunction against Executive in addition to any other remedies available to the Company at law or in equity.

          13. Non-competition and Non-solicitation. Executive agrees that,
              ------------------------------------
during Executive's employment and for a period of one year following the Date of Termination (the "Protected Period"), Executive will not, without the written consent of the Company, engage in any business of, or enter the employ of, or have any interest in, directly or indirectly, any other person, firm, corporation or other entity engaged in any business of the Company. Nothing herein shall restrict Executive from owning 2% or less of the outstanding securities of any corporation or other entity whose securities are listed on any national securities exchange or traded over-the-counter, if Executive has no other connection or relationship with the issuer of such securities. During the Protected Period, the Executive agrees not directly or indirectly to solicit for employment other than employment as Executive's executive secretary any person employed by the Company or its affiliates or solicit any client or customer of the Company or its affiliates at the Date of Termination or six months prior thereto.

          14. Notices. All notices, requests, demands or other communications
              -------
under this Agreement shall be in writing and shall be deemed to have been duly given when delivered in person or deposited in the United States mail, postage prepaid, by registered or certified mail, return receipt requested, to the party to whom such notice is being given as follows:

         As to Executive:            Lawrence M. Johnson
                                     3833 Old Pali Road
                                     Honolulu, Hawaii 96817

         As to the Company:          Pacific Century Financial Corporation
                                     P. O. Box 2900
                                     Honolulu, Hawaii 96846
                Attention:           Director of Human Resources

Either party may change his or its address or the name of the person to whose attention the notice or other communication shall be directed from time to time by serving notice thereof upon the other party as provided herein.

          15. Miscellaneous. This Agreement, and the rights and obligations of
              -------------
the parties hereto, shall be governed by and construed in accordance with the laws of the State of Hawaii. If any provision hereof is unenforceable, such provision shall be fully severable, and this Agreement shall be construed and enforced as if such unenforceable provision had never comprised a part hereof, the remaining provisions hereof shall remain in full force and effect, and the court construing the Agreement shall add as a part hereof a provision as similar in terms and effect to such unenforceable provision as may be enforceable, in lieu of the unenforceable provision. No representations, inducements, promises or agreements, oral or otherwise, which are not embodied herein, shall be of any force or effect. As used in this Agreement, the term "affiliate" means a corporation which is a member of the same controlled group of corporations (within the meaning of Section 1563(a) of the Code) as the Company. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns.

          IN WITNESS WHEREOF, Executive has hereunto set his hand and the Company has caused this Agreement to be executed by its duly authorized representative, all as of the date first above written.

Witness:



      September 21, 2000                     /S/ LAWRENCE M. JOHNSON
--------------------------------         ------------------------------
                                             Lawrence M. Johnson


                                         PACIFIC CENTURY FINANCIAL
                                               CORPORATION

                                         By:  /S/  MARY G. BITTERMAN
                                             --------------------------